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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  July 9, 1997
                Date of Report (Date of earliest event reported)



                           SUN HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                    1-12040                         85-0410612
(State of other jurisdiction of incorporation)     (Commission File Number)     (IRS Employer Identification No.)


                                101 Sun Lane, NE
                          Albuquerque, New Mexico 87109
                    (Address of principal executive offices)


                                 (505) 821-3355
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

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Item 5.   OTHER EVENTS.

     Sun Healthcare Group, Inc. announced on July 8, 1997 that the company had completed its private placement of $250 million in Senior Subordinated Notes at an annual rate of 9.5 percent.
     The company intends to use the net proceeds from the sale to reduce outstanding borrowings under its revolving credit facility.
     The Notes have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration or qualification or an applicable exemption from registration or qualification requirements.


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SUN HEALTHCARE GROUP, INC.



Dated:  July 9, 1997                         By /s/ Robert F. Murphy
                                               ------------------------
                                              Name:  Robert F. Murphy
                                              Title: Senior V.P. &
                                                     General Counsel